Exhibit 15.1

Awareness Letter of Independent Accountants

August 4, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 29, 2004 on our review of interim financial information of Southwest Bancorporation of Texas, Inc. for the three and six month periods ended June 30, 2004 and 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004 is incorporated by reference in its Registration Statement on Form S-8 (File Nos. 333-76269, 333-21619, 333-55685, 333-33533, 333-27891, 333-60190, 333-74452, 333-87630 and 333-36092).

Very truly yours,

/s/ PricewaterhouseCoopers LLP